UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2008

ZULU ENERGY CORP.
(Exact name of registrant as specified in its charter)

Colorado	000-52272	20-3437301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

 122 N. Main Street, Sheridan, Wyoming 82801
(Address of principal executive offices) (zip code)

(307) 751-5517
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.

On Friday, May 30, 2008, Mr. Alfred Dube was elected to the Board of Directors of Zulu Energy Corp.

Mr. Dube currently serves as Managing Director, Lazare Kaplan Botswana (Pty) Ltd, a wholly owned subsidiary of Lazare Kaplan International Inc. (AMEX: LKI), a position he has held since March 2006. Prior to joining Lazare Kaplan International Inc., Mr. Dube served in the Foreign Service of the Republic of Botswana from 1977 through December 2005. During his time in the Foreign Service, Mr. Dube advised and served at the Ambassadorial level and advised two presidents of the Republic of Botswana concerning matters of foreign policy, foreign trade and regional and international economic cooperation. Mr. Dube served as a Permanent Representative of Botswana to the United Nations, New York, from 2002 through 2005. Mr. Dube also served as Ambassador/High Commissioner to Sweden (including the Nordic Countries and USSR ) from 1989 to 1993, the United Kingdom from 1993 through 1996, China (including Malaysia, Singapore, North and South Korea) from 1996 through 2002 and Japan from 1996 through 1998. While in the Foreign Service of the Republic of Botswana, Mr. Dube was appointed by H.E. President Festus Mogae, as Special Envoy on Diamonds to lead Botswana’s “Diamonds for Development Campaign” (2001 - 2002), in the United States and Europe. Mr. Dube received a B.A. with honors in Government from the University of Essex, England.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZULU ENERGY CORP.

Dated: June 5, 2008	By:	/s/ James Hostetler
Name: James Hostetler
Title: Executive Vice President and Chief Financial Officer